Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Fund Service Providers” and “Financial Highlights” in the Prospectus and the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No.20 to the Registration Statement (Form N-1A; File No. 333-221046) of Invesco Exchange-Traded Self-Indexed Fund Trust of our report dated July 31, 2017, with respect to the financial statements and financial highlights of the following Predecessor Funds: Guggenheim BulletShares 2018 Corporate Bond ETF , Guggenheim BulletShares 2019 Corporate Bond ETF , Guggenheim BulletShares 2020 Corporate Bond ETF , Guggenheim BulletShares 2021 Corporate Bond ETF, Guggenheim BulletShares 2022 Corporate Bond ETF, Guggenheim BulletShares 2023 Corporate Bond ETF, Guggenheim BulletShares 2024 Corporate Bond ETF, Guggenheim BulletShares 2025 Corporate Bond ETF, Guggenheim BulletShares 2026 Corporate Bond ETF, Guggenheim BulletShares 2018 High Yield Corporate Bond ETF, Guggenheim BulletShares 2019 High Yield Corporate Bond ETF, Guggenheim BulletShares 2020 High Yield Corporate Bond ETF, Guggenheim BulletShares 2021 High Yield Corporate Bond ETF, Guggenheim BulletShares 2022 High Yield Corporate Bond ETF, Guggenheim BulletShares 2023 High Yield Corporate Bond ETF and Guggenheim BulletShares 2024 High Yield Corporate Bond ETF (sixteen of the series constituting Claymore Exchange-Traded Fund Trust) included in the Annual report to shareholders for the fiscal year ended May 31, 2017.

/s/ Ernst & Young LLP

Tysons, Virginia

September 27, 2018